Exhibit 10.14

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this 1st day of January 1998, by and between ST. CHARLES COMMUNITY, LLC (the "Company") and Thomas J. Shafer (the "Consultant").

WHEREAS, Thomas J. Shafer has been associated with St. Charles as a consulting engineer since 1965 and the Company believes it is essential to retain his involvement with the St. Charles Planned Community, the Company wishes to secure his services as a Consultant, and the Consultant wishes to provide such services, in accordance with the terms and subject to the conditions provided herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to be bound by the following terms and conditions:

I. POSITION

The Company hereby engages the Consultant, and the Consultant hereby agrees to provide engineering and consulting services including but not limited to assistance in environmental matters, advice on property transfers, liaison with Charles County, participation in the Planning Development Review Board and general consultation on development issue.

II. COMPENSATION

The Consultant will be paid $2,500 per month for these services, payable semi-monthly.

III. TERM

The term of this Agreement shall commence on the date hereof, and shall continue for one year, renewable each year for an additional term of one year.

The Company or the Consultant may terminate this agreement at any time by giving thirty (30) days written notice delivered by hand or facsimile transmission or when mailed by United States registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

St. Charles Community, LLC
222 Smallwood Village Center
St. Charles, Maryland 20602
Attention: Edwin L. Kelly

If to the Consultant:

Thomas J. Shafer
2928 Normandy Drive
Ellicott City, MD 21043

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

WITNESS	ST. CHARLES COMMUNITY, LLC

/s/ Richard E. Barnas	/s/ Edwin L. Kelly
Its: Chairman
Date: February 2, 1999

/s/ Robert D. Britt	/s/ Thomas J. Shafer
Date: February 2, 1999